UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE
AMENDMENT NO. 1 T0
REGISTRATION STATEMENT
ON
FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUPATCHA RESOURCES INC.
(Name of registrant as specified in its charter)

Nevada	1000	98-0593835
(State or jurisdiction of incorporation	Primary Standard Industrial	IRS Employer
or organization)	Classification Code Number	Identification Number

80 S. Court Street	Empire Stock Transfer
Thunder Bay, Ontario	2470 Saint Rose Parkway, Suite 304
Canada P7B 2X4	Henderson, Nevada 89074
(807) 344 - 2644	(702) 818 - 5898
(Address and telephone number of principal executive	(Name, address and telephone number of agent for
offices)	service)

Copies to:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
(732) 409 - 1212

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]		Accelerated Filer [ ]

Non-accelerated Filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

Terms of the offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	5,700,000 shares of common stock,
Offering price per share	$ 0.01
Net proceeds to us	None
Number of shares outstanding before the offering	12,200,000
Number of shares outstanding after the offering if all of the shares are sold	12,200,000

CALCULATION OF REGISTRATION FEE

	Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	Common	5,700,000	$0.01	57,000	$ 2.24

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

SUBJECT TO COMPLETION, Dated November __, 2009

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus
SUPATCHA RESOURCES INC. 5,700,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 5,700,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November, 2009

ITEM 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

About our Company

     We are an exploration stage corporation. We own a 100% interest in one mineral claim known as the Bonanza claim. We intend to conduct exploration work on the Bonanza Claim in order to ascertain whether it possesses economic quantities of zinc. We are a company without revenues or operations and have minimal assets and have incurred losses since inception.

     Our principal executive office is located at 80 S. Court Street, Thunder Bay, Ontario, Canada P7B 2X4. Our telephone number is (888) 536-2336 and our registered agent for service of process is Empire Stock Transfer, located at 2470 Saint Rose Parkway, Suite 304, Henderson, Nevada 89074. Our fiscal year end is February 28.

Summary financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of August 31 2009	As of February 28, 2009	As of February 2 9 , 2008
	(Unaudited)	(audited)	(audited)
Balance Sheet
Total Assets	$1,918	8,469	53,683
Total Liabilities	$15,406	5,319	4,450
Stockholders Equity (Deficiency)	$(13,488)	3,150	49,233

	Period from	Three
	August 21, 2007	Months
	(date of inception)	Ended
	to August 31, 2009	August 31, 2009
	(Unaudited)	(unaudited)
Income Statement
Revenue	$-	-
Total Expenses	$84,917	12,112
Net Loss	$(84,917)	(12,112)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Supatcha Resources Inc.

Because our auditors have issued a going concern opinion and because our officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual mineral property prospect ever having reserves is extremely remote. In all probability, our Bonanza claim does not contain any reserves. As such, any funds spent on exploration will probably be lost, which would result in a loss of your investment.

Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure.

We have not yet begun the initial stages of exploration of the Bonanza claim, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on September 22, 2007 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Bonanza claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our net loss since inception is $ 84,917 . The loss was a result of the payment of fees for our claims, incorporation, general and administrative expenses, audit and accounting services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to find mineralized material
*	our ability to extract the mineralized material
*	our ability to generate revenues from the sale of mineralized material

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure against or which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we become subject to burdensome Government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under the British Columbia mining laws and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the legislation may require us to undertake an environmental review process.

In addition, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

We may have to deviate from our plan of operation, however, if we do, we will not return any funds to you.

Mining exploration is speculative. If we are not successful in locating mineralized material, we will have to cease operations or seek another exploration project. Whatever the outcome of our current exploration program, our officers and directors are entrusted with our management for the benefit of our stockholders. As such our management is bound to act in the best interests of our shareholders. If it is in the best interests of our shareholders to modify a proposed exploration program, expand operations into new areas, or entirely change our business operations, it must and will be done. If we deviate from our plan of operation, we will not return any funds to you.

Because our Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Donald Axent, only spends approximately 15% of his business time providing his services to us, while our Secretary Mr. William Kosoris and Treasurer Mr. Brian Matsun only devote approximately 10% of their time to our affairs. While Mr. Axent, Mr. Kosoris and Mr. Matsun presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Axent, Mr. Kosoris and Mr. Matsun from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of August 31, 2009 , we had cash in the amount of $ 1,918 . We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Bonanza claim. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in order to complete the entire recommended exploration program. We will also require additional financing if the costs of the exploration of the Bonanza claim are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for zinc, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Bonanza claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Risks associated with this Offering

Because our directors own more than 50% of the outstanding shares, they are able to decide who will be directors and you will not be able to elect any directors or control operations.

Our directors own 6,500,000 shares of our common stock and will continue to control us. As a result, our directors are able to elect all of our directors and control our operations.

Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,700,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 46.7% of the common shares outstanding as of the date of this prospectus.

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the NASD OTC Bulletin Board. There are no assurances that we will be successful in listing our shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares. We intend to engage a market maker to apply to have our common stock listed on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Securities Exchange Commission or applicable regulatory authority. In order to be eligible to be listed on the OTCBB and to maintain such eligibility, we would be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and we would have to remain current in meeting our periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the “pink sheets.” As a result, an investor may find it more difficult to dispose of the securities offered hereby.

Item 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

Item 5. DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

Item 6. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Shumaila KShan	100,000	0.81%	100,000	0%
Attiyai Bushra	100,000	0.81%	100,000	0%
Farida Iffat Rizwan	100,000	0.81%	100,000	0%
Bushra Sayal	100,000	0.81%	100,000	0%
Jordan QueyQuep	200,000	1.6%	200,000	0%
Leonel Tinoco	120,000	0.98%	120,000	0%

Dur-E-Aden Awan	200,000	1.6%	200,000	0%
Waqas Taimor	200,000	1.6%	200,000	0%
Tynisia Roach	150,000	1.2%	150,000	0%
Rajnish Bhatia	100,000	0.81%	100,000	0%
Hamid Latif Bhatti	150,000	1.2%	150,000	0%
Nasreen Ahmad	150,000	1.2%	150,000	0%
Amtul Raif	150,000	1.2%	150,000	0%
Shivali Makol	120,000	0.98%	120,000	0%
Farhat Jamal Chaudry	120,000	0.98%	120,000	0%
Nighat Ahmad	120,000	0.98%	120,000	0%
Abdirizak Gabaire	150,000	1.2%	150,000	0%
Christopher Johnson	200,000	1.6%	200,000	0%
Tony Avelar	200,000	1.6%	200,000	0%
Diana Yau	120,000	0.98%	120,000	0%
Maryan Haashi Haayow	150,000	1.2%	150,000	0%
Isadore Johnson	150,000	1.2%	150,000	0%
Rabia Ahmed	100,000	0.81%	100,000	0%
Shaun Jamieson	150,000	1.2%	150,000	0%
Deyon Woon	120,000	0.98%	120,000	0%
Tracey Nicole Walker	120,000	0.98%	120,000	0%
Frank Pucciano	200,000	1.6%	200,000	0%
Fatuma Ismail Elmi	120,000	0.98%	120,000	0%
Lorraine Khan	200,000	1.6%	200,000	0%
Wayne Lalor	120,000	0.98%	120,000	0%
Addison Khan	200,000	1.6%	200,000	0%
Patrick Boodram	150,000	1.2%	150,000	0%
Nesha Khan	200,000	1.6%	200,000	0%
Klimentini Dimakos	200,000	1.6%	200,000	0%
Alan Henry	150,000	1.2%	150,000	0%
Mario Boulanger	100,000	0.81%	100,000	0%
Theo Grootelaar	100,000	0.81%	100,000	0%
MacKenzie Holmwood	120,000	0.98%	120,000	0%
Mathew Kaustinen	100,000	0.81%	100,000	0%
Irene Grootelaar	100,000	0.81%	100,000	0%

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

Item 8. PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The fixed price of $0.01 has been determined based upon the original purchase price paid by the selling shareholders of $0.01. Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to apply to list our common stock on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,

O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

O	through direct sales to purchasers or sales effected through agents,

O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

     Our authorized capital stock consists of 69,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share. Currently we have 12,200,000 shares of common stock issued and outstanding. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 69,000,000 shares of common stock with a par value of $0.001 per share and 1,000,000 of preferred stock with a par value of $0.001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 10. Interests of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The February 29, 2008 financial statements included in this prospectus and the registration statement have been audited by Murrell, Hall, McIntosh & Co., PLLP and the February 28, 2009 financial statements included in this prospectus and the registration statement have been audited by Webb & Company, PA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on August 21, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Bonanza Claim located in British Columbia, Canada. We maintain our statutory registered agent's office at Empire Stock Transfer Inc. at 2470

Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. Our business office is located at 80 S. Court Street, Thunder Bay, Ontario, Canada P7B 2X4. Our telephone number is (807) 344 - 2644.

We are an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in one mineral collectively known as the Bonanza claim. We have not yet commenced exploration. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to the completion of a survey of the mineral claims comprising the Bonanza claim in order to ensure that the mineralization that we intend to exploit is within the claims boundaries. The cost of such a survey is estimated to be $25,000.

Our plan of operation is to conduct exploration work on the Bonanza claim in order to ascertain whether it possesses economic quantities of zinc. There can be no assurance that economic mineral deposits or reserves, exist on the Bonanza Claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Our Directors Donald Axent, William Kosoris and Brian Matsun have no professional training or technical credentials in the exploration, development and operation of mines. Management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Even if we complete our proposed exploration programs on the Bonanza Claim and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Bonanza Mineral Claim

On October 22, 2007, we entered into a Purchase and Sale Agreement with Ms. Kimberley Sinclair of North Vancouver, British Columbia, whereby she agreed to grant us a 100% undivided right, title and interest in one mineral claim located in the Greenwood Mining District of British Columbia, Canada for US$6,500.

The Bonanza Claim consists of one mineral claim comprised of nine unit grid claim block with an area of 222.8 acres (90.169 hectares) and is located in the Volcanic Creek within nine miles north of Grand Forks, British Columbia, Canada and within eleven miles north of the Canada-United States border. Particulars are as follows:

Claim Name	Tenure No.	Expiry Date
Bonanza (9 units)	525427	July 14, 2010

The Bonanza claim is owned 100% by Supatcha Resources Inc.

To maintain the ownership of the claim, the company is obligated to either complete exploration work of Cdn$4.00 per hectare per year for the three years after staking thence Cdn$8.00 per hectare per year in the future years or in the alternative of the exploration expenditures, the payment of the equivalent of cash in lieu prior to the Expiry Date.

The property is not subject to any royalties, back-in rights, payments or other agreements or encumbrances. The property is not known to be subject to any environmental liabilities. Permitting would not be required for the initial exploration; however, a permit would be required for exploration that involves surface disturbance such as trenching or diamond drilling; the cost of which would be the charge for the preparation and submission of the permit documents and a security deposit of $1,000.00 (one thousand dollars) which would be refunded upon the reclamation of the disturbed areas.

Location and Access

The Bonanza Claim is located in the Greenwood Mining Division, within NTS 082E018, within nine miles north of Grand Forks, British Columbia, Canada and within eleven miles north of the Canada-United States border. It is situated within the northern extension of the Republic Graben, a geological structure which hosts a number of past gold producers.

Access is provided by a paved highway on the east side of Granby River for nine kilometers from Grand Forks, British Columbia. There are also numerous secondary access roads within the property boundaries.

History

There is no reported production from the Bonanza Claim, however prospect pits within the confines of the claim indicates former exploration of mineral zones.

Exploration work on the Bonanza Claim has been conducted off and on since the early 1900’s. In 1901, during underground exploration on the Ruby Claim Group, which included two other claims, one being the Bonanza claim, four shafts and two tunnels were reported. One of the tunnels was twenty-seven metres long and one forty-three metres long. Two shafts, one 21 metres and one 3.6 metres deep were reported and another two shafts, 9 and 7.6 metres deep and one tunnel 12 metres long were also reported. The mineral zones that were explored were quartz/carbonate veins hosting lead, zinc and silver. A small amount of ore of unknown grades from the property was reportedly shipped. In 1969, three drill holes were completed, as well as a bulk sample from the lower entrance of one of the drill holes. Shipments of silver bearing ore were reported but not documented. In 1983, an examination reported mineralization of gold and silver.

Physiography, Climate, Vegetation and Water

The Bonanza Claim is located within the Christina Range of the Monashee Mountains that is characterized by moderate to steep forested slopes to elevations of 5,000 feet. Elevations on the property range between 1,800 feet and 2,825 feet.

The region is situated within the dry belt of British Columbia with rainfall between 25 and 30 centimeters per year. Temperatures during the summer months range from 25 to 30 degrees Celsius and from -15 to an average of 8 degrees Celsius during the winter months. Snow covers the property from December to April, making exploration impossible year-round. On lower elevations, the property is free of snow for nine months of the year.

Sufficient water is accessible from Volcanic Creek or Granby River, both adjacent to the property. There are also a number of other variably sized water courses within the boundary of the property.

Electrical power is accessible from a high voltage transmission line that is within one mile of the property.

Geology Definitions

In the following sections discussing the geology of the Bonanza claim, the following technical terms have the indicated meanings:

Pennsylvanian is the time period beginning 320 million years ago and ending approximately 290 million years ago.

Metamorphic complex are metamorphic rocks constituting a whole group closely related on a regional and/or stratigraphic basis. Metamorphic rock is rock that has undergone chemical or structural changes including heat, pressure, or a chemical reaction.

Polymetallic is a substance comprised of a combination of different metals.

Skarn is metamorphic rock that is usually variably colored green or red, occasionally grey, black, brown or white.

Igneous Pluton is an intrusive rock formed by the crystallization of magma (lava) below the surface of the Earth. Plutons are bodies of magma that solidify underground before they reach the surface of the earth. Intrusive refers to rock that cooled and penetrated into or between other rocks beneath the earth’s crust.

Triassic refers to the first period of the Mesozoic era, extending from 225 to 180 million years ago. Conglomerates are rocks made up of fragments of rock or pebbles, cemented together by some other material. Limestone is a sedimentary rock consisting mainly of calcium that was deposited by the remains of marine animals. Chalcopyrite is a sulphide mineral of copper and iron; the most common ore mineral of copper.

Hematite is the most common iron ore, it is a natural iron oxide that is reddish or brown in colour with Quaternary alluvium to the west.

Cherts are a very fine grained rock formed in ancient ocean sediments.

Siliceous argillites are a compact rock derived from siltstone, mudstone, or shale which has been hardened or consolidated by pressure, cementation, or heat. It does not break into thin layers, as do shale and slate. It is regarded as a product of weak metamorphism. Siliceous means the argillites contains silica or a compound of silicon.

Siliclastic Rocks are rock-forming minerals composed of pre-existing rock fragments produced from weathering and erosion that contain silicon, oxygen, and usually one or more other common elements

Devonian is the period from 405 million to 345 million years ago.

Permian is the period from 280 million to 230 million years ago.

Knob Hill Group, locally named, refer to the group of cherts, siliceous argillites and siliclastic rock.

Triassic (225 million years ago) Brooklyn Group includes thick units of sharpstone conglomerate (also known as breccia, a coarse-grained rock composed of angular, broken rock fragments held together by a mineral cement or in a fine-grained matrix) and limestone (a sedimentary rock consisting mainly of calcium that was deposited by the remains of marine animals) as well as thinner beds of siltstone (a sedimentary rock similar in composition to mudstone, but slightly coarser grained), sandstone (sedimentary rock consisting of sand consolidated with some cement) and calcareous (containing calcium carbonate) chert-pebble conglomerate.

Quaternary alluvium is the soil or sediments deposited by a river or other running water. Alluvium is typically made up of a variety of materials, including fine particles of silt and clay and larger particles of sand and gravel. These alluvium deposits consist primarily of sand and gravel and vary from sparse to many meters thick and locally occur in pockets. Quaternary refers to a period consisting of approximately the last 2 million years of earth history, including present time.

Quartz is one of the most common minerals in the Earth's continental crust.

Calcite is a mineral composed of calcium carbonate.

A fault is a break in the Earth's crust caused by tectonic forces which have moved the rock on one side with respect to the other. They may extend many kilometres, or be only a few centimetres in length and similarly, the movement or displacement along the fault may vary widely.

Galena is a metallic, gray mineral containing lead and sulfur. It is the most common lead mineral and the chief source of lead.

Sphalerite (ZnS) is a mineral that is the chief ore of zinc. It consists largely of zinc sulfide in crystalline form but almost always contains variable iron.

Pyrite is a mineral composed of silicon and oxygen that is often mistaken for real gold and is know as “fool’s gold”.

A drift is rock debris overlying the solid bedrock which was transported by glacial and fluvial (such as glaciers or rivers) or by mass movement including landslides.

Regional Geology

A major structure, the Granby River Fault, trends northerly through the property and separates the pre-Pennsylvanian Grand Forks Metamorphic Complex to the east from the Pennsylvanian to Tertiary rocks to the west. The Grand Forks Group is almost completely void of metallic mineral deposits. Pennsylvanian Permean rocks host a number of massive sulfide deposits plus numerous small shear zone polymetallic sulfide lenses.

Metal quartz veins and small skarn type deposits have developed where rocks have been intruded by later igneous plutons.

The Triassic sequence of conglomerates and bedded limestone are host to the major ore deposits of the area. The chalcopyrite gold hematite ore deposits of the Phoenix, B.C., Motherlode, Sunset and Oro Denora all belong to this group.

Property Geology

The Bonanza Claim is indicated to cover a central southerly narrowing formation of cherts, siliceous argillites, and siliclastic rocks of the Devonian to Permian Knob Hill Group in fault contact with the Triassic Brooklyn Formation of undivided sedimentary rocks to the east, and with Quaternary alluvium to the west.

Property Mineralization

On the Bonanza mineral claim, northeast linear trends of faults are indicated as fault contacts between the Knob Hill Group and the Brooklyn Formation. Quartz and calcite veining is common in the intensely fractured zones along the two faults. A narrow quartz vein containing galena, sphalerite and pyrite is exposed in the upper adit, or entrance, the Bonanza fracture strikes 125 degrees and dips 83 degrees north. A random chip sample from this vein contained , gold and silver. The lower adit, or entrance, (now inaccessible) extends 153 feet as a cross cut to intersect the vein and a drift extends 48 feet northeast and 6 feet to the southwest which indicates that this vein is parallel to the bedding of the host rocks and completely separate from the cross fracture exposed in the upper adit. A shipment of sorted ore from the lower adit is reported to have carried values in gold, silver, lead and zinc. A sample of pyritic chert from claim Ruby 5 contained significant gold.

Supplies

Supplies and manpower are readily available for exploration of the property.

Other

Other than our interest in the Bonanza Claim, we own no business or other property.

Summary Report on Properties

Mr. Laurence Sookochoff, P.Eng. was hired by Supatcha to provide an initial Geology Report dated December 12, 2007 on the Bonanza Claim. Mr. Sookochoff has been continuously practicing in his profession as a geologist since 1966, and has been involved in geological research, prospecting and exploration for metals. He graduated from the University of British Columbia, Vancouver, Canada, with a B.Sc. degree in Geology. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 23572). Mr. Sookochoff is also president of Sookochoff Consultants Inc. He does not have any interest in the Bonanza Claim or the Company. Mr. Sookochoff has not visited the property. His report details the geological and exploration history of the Bonanza Claim, including the land status, climate, geology and mineralization. Based upon previous exploration activity in the area, Mr. Sookochoff recommends the Company conduct a specific exploration program on the Bonanza Claim. The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program.

Recommended Exploration Program

Mr. Sookochoff recommend ed an initial results-based three-phase exploration program. The total estimated cost of the recommended exploration program is US$73,000.

The exploration program proposed by Mr. Sookochoff was designed to determine whether mineralization exists to the extent that further exploration is recommended to outline any such mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. If we decide to abandon our mineral claim at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. The other properties may be located in the same mining district or we may in the future explore properties located in other jurisdictions, which may include other provinces in Canada, or in the United States. Currently, the Company does not have any other properties or any intentions of acquiring any other properties. Mr. Sookochoff recommends a three-phase exploration program to further evaluate the Bonanza claim.

Phase I would consist of trenching and sampling of rock and soil from the property for metal analysis. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content. Soil sampling involves gathering dirt from property areas with the most potential to host economically significant mineralization based on past exploration results. Samples are gathered that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. It was originally estimated that Phase I would be completed in the late summer of 2008 and the estimated cost to complete this phase is US$6,500.

Phase II would consist of VLF-EM and soil geochemical surveys to determine the potential for significant mineralization under the property surface as well as sampling and geological mapping of the veins within anomalous zones. It was estimated that Phase II would be completed in the early fall of 2008 and the estimated cost to complete this phase is US$21,500.

VLF-EM surveys consist of two separate surveys: the very low frequency (VLF) survey and the electromagnetic survey. Very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Electromagnetic surveys use electricity and magnets to determine conductivity. Almost all of the precious and base metals that the Company seeks are above average conductors of electricity and will affect the VLF and electromagnetic readings. Electromagnetic (EM) surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Geochemical analysis consists of consists of a geologist and his assistant gathering grab samples with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

Geological mapping involves recording previous exploration data on the property based on the grid area upon which the exploration was conducted in order to determine the best property locations to conduct subsequent exploration work.

Phase III would consist of test drilling for diamonds. It is estimated that Phase III would have been completed in the late fall, early winter of 2008 and the estimated cost to complete this phase is US$45,000.

To date we have been unable to raise the funds necessary to effectuate the Phases set forth above and will not be able to continue with our plan of operation if we can not raise additional funds.

Proposed Budget

Approximate costs for the recommended three phase program are as follows:

Phase One:

Trenching and sampling over known mineralized zones	$6,500.00

Total:	$6,500.00

Phase Two:

VLF-EM and soil geochemical surveys	$8,500.00

Sampling and geological mapping	$13,000.00

Total:	$21,500.00

Phase Three:

Test diamond drilling of the prime targets	$45,000.00

Total Estimated Cost	$73,000.00

Compliance with Government Regulation

The laws of British Columbia govern work on the claim. Title to mineral claims are issued and administered by the Land Title Office and any work on the property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the claim for mining proposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, that is there are many, many mineral prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find zinc on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the zinc mining market. Readily available zinc markets exist in Canada, the United States and around the world for the sale of zinc. Therefore, we will be able to sell any zinc that we are able to recover.

Location Challenges

We do not expect any major challenges in accessing the property during the initial exploration stages. However, due to the seasonal winter conditions of the area, we can only access the property between June and October of each year.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that result in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of Phases 1, 2 and 3 of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1, 2 and 3 because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1, 2 or 3 exploration programs on our Bonanza Claim.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees; Identification of Certain Significant Employees.

We are a development stage company and we intend to use the services of contractors and consultants for exploration work on our property. At present, we have no paid employees.

DESCRIPTION OF PROPERTY

Our offices are currently located at 80 S. Court Street, Thunder Bay, Ontario, Canada P7B 2X4. Our telephone number is (807) 344-2644.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 shareholders of our common stock.

Rule 144 Shares

As of November 25, 2008 the 6,500,000 common shares issued to our President, and Secretary are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In October 2008 the 6,500,000 shares issued to our President, and Secretary became available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In December 2008 the 5,700,000 shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation S offering by us become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Information and Cautionary Statements

When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking regarding events, conditions, and financial trends that may affect the Company's future plans of operations, business strategy, operating results, and financial position. Persons reviewing this report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and those actual results may differ materially from those included within the forward-looking statements as a result of various factors.

Condition and Results of Operation, and also include general economic factors and conditions that may directly or indirectly impact the Company's financial condition or results of operations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this report to conform such statements to actual results.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to cover our financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we identify minerals worthy of exploration and begin removing and selling such minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other sources for cash at this time are loans from related parties and additional sales of common stock. Our success or failure will be determined by what additional financing we obtain and what we find under the ground.

If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not have enough money to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Our officers and directors are unwilling to make any commitment to loan us any money except to cover expenses relating to reclamation if materialized material is not found at this time. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

We own a 100% interest in one mineral claim . Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a reserve and we have determined it is economical to extract the minerals from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease activities until we raise more money. If we can’t or don’t raise more money, we will cease activities. If we cease activities, we don’t know what we will do and we don’t have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

Results from Operations for the 3 and 6 months ended August 31, 2009.

As of August 31, 2009 the Company had total assets of $1,918 consisting of only cash. This represents the Company’s present and only source of liquidity.

The Company’s liabilities at August 31, 2009 totaled $15,406 consisting of $9,256 in accounts payables and accrued liabilities and $6,150 due to related party.

For the three month period ending August 31, 2009 the Company generated no revenues and has incurred operating expenses of $12,112 consisting of $5, 861 in accounting and auditing fees, $1,300 in exploration costs and expenses, $ 1,578 in general and administrative expenses, $873 in listing and filing fees and 2,500 in legal fees.

For the six month period ending August 31, 2009 the company generated no revenues and has incurred operating expenses of $19,638 consisting of $11,745 in accounting and auditing fees, $1,300 in exploration costs and expenses, $ 3,102 in general and administrative expenses, $991 in listing and filing fees and 2,500 in legal fees.

Results from Operations for the 12 months ended February 28, 2009 and February 29, 2008.

As of February 28, 2009 and February 29, 2008, the Company had total assets of $8,469 and $53,683, respectively, consisting of only cash. This represented the Company’s present and only source of liquidity.

The Company’s liabilities at February 28, 2009 totaled $5,319 consisting of $4,169 in accounts payables and accrued liabilities and $1,150 due to related party. The Company’s liabilities at February 29, 2008 totaled $4,450 consisting of $3,300 in accounts payables and accrued liabilities and $1,150 due to related party.

For the year ended February 28, 2009 the Company generated no revenues and had incurred operating expenses of $52,083 consisting of $23,456 in accounting and auditing fees, $2,336 in exploration costs and expenses, $7,628 in general and administrative expenses, $5,000 in consulting fees, $4,738 in listing and filing fees and $8,925 in legal fees. For the years ended February 29, 2008 the Company generated no revenues and had incurred operating expenses of $13,196 consisting of $3,300 in accounting and auditing fees, $9,000 in exploration costs and expenses, $246 in general and administrative expenses and $650 in listing and filing fees.

Liquidity and Capital Resources

As of August 31, 2009, our total assets were $1,918 and our total liabilities were $15,406. This is the company’s sole asset and resource. As a result, the independent auditors of the Company have expressed substantial doubt about the Company’s ability to continue as a going concern.

Our present sources of cash are not adequate to support our operation for the next twelve months. If we are unable to raise sufficient cash to support our operation for the next twelve months, we will cease our operation as a going concern.

As of our year end date of February 28, 2009, our total assets were $8,469 and our total liabilities were $5,319.

CRITICAL ACCOUNTING POLICIES

The Company has identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis or Plan of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the Notes to the August 31, 2009 Financial Statements. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management’s estimates and assumptions are determining the fair value of transactions involving common stock, valuation and impairment losses on mineral property acquisitions and valuation of stock-based compensation.

Cash and Cash Equivalents
Cash and cash equivalents are highly liquid investments, such as term deposits with major financial institutions, having a maturity of three months or less at acquisition, that are readily convertible to contracted amounts of cash.

Mineral Property
Pursuant to FASB Accounting Standards Codification No. 360, PPE, the recoverability of the acquisition costs associated with the purchase of mineral rights presumes to be insupportable prior to determining the existence of a commercially minable deposit and have to be expensed. As of August 31, 2009, the Company had expensed $12,636 related to the mineral rights acquisition and exploration costs since inception.

Loss Per Share
Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification No. 260, Earnings Per Share.

Income Taxes
The Company accounts for income taxes under the FASB Accounting Standards Codification No. 740, Income Taxes. Under FASB ASC No. 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under

FASB ASC No. 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency Translation
In accordance with FASB Accounting Standards Codification No. 830, Foreign Currency Matters, the Company has determined that its functional currency is the United States Dollar.

Business Segments
The Company operates in one segment and therefore segment information is not presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of FASB ASC No. 860 will have on its financial statements.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

MANAGEMENT

Officers and Directors

The name, address, age and position of our present officers and directors as of November 17, 2009 are set forth below:

Name and Addres	Age	Position
Donald Axent President, CEO, and a Director 80 S. Court Street Thunder Bay, Ontari Canada P7B 2X4	58	President, chief executive officer and director
William Kosoris Secretary and a Director 80 S. Court Street Thunder Bay, Ontari Canada P7B 2X4	51	Secretary and director
Brian Matsun Treasurer and a Director 80 S. Court Street Thunder Bay, Ontari Canada P7B 2X4	54	Chief financial officer, treasurer and director

The persons named above have held offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Our officers and director are involved in other outside business interests. Mr. Don Axent spends 15% of his time working on our corporate matter. Our directors spend 10% of their time working on our corporate matters.

Background of officers and directors

Since our inception on August 21, 2007, Donald Axent has been our president, chief executive officer and director, William Kosoris has been our secretary and director, and, Brian Matsun has been our treasurer, chief financial officer and director.

Mr. Axent, since 1994, Mr. Axent has been a self employed owner and operator of Auto-One International, a retail and wholesale auto sale business and of Auto-One Car Care & Service Centre, an auto service and repair business, both businesses located in Thunder Bay, Ontario, Canada. Mr. Axent has acted as President and director of of Tao Minerals Ltd., an OTC Bulletin Board listed company, from September 2003 until March 2006. As well he is President of D.A. Axent Limited, a Holding Company, since 1975.

Mr. William Kosoris is employed as a senior automotive technician and has been owner and operator of Bill Kosoris Automotive Ltd. located in Thunder Bay, Ontario, Canada since 1997. In 1981, Mr. Kosoris completed the Ontario Automotive Apprentice Program. He is well educated in the automotive industry having taken several courses on automotive systems and diagnostics.

Mr. Brian Matsun has been a Suppression Firefighter for the City of Thunder Bay Fire Department since 1990. Since 2000, Mr. Matsun has been employed part time in the sales and service department of Teleco, a local telephone company in Ontario selling cellular phones. Mr. Matsun received his Tech Diploma at Westgate

Collegiate and Vocational Institute in Thunder Bay, Ontario in 1972. He also received his Architectural Engineering Technician Diploma at the Confederation College in Thunder Bay in 1974.

During the past five years, Mr. Axent, Mr. Kosoris and Mr. Matsun have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Axent, Mr. Kosoris or Mr. Matsun were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Axent, Mr. Kosoris or Mr. Matsun’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors will serve until their successors are elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the past fiscal year ending February 29, 2008 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

SUMMARY COMPENSATION TABLE
	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Donald Axent President, CEO, and a Director	None None	None None	None None	None None	None None	None None	None None	None None
William Kosoris Secretary and a Director	None None	None None	None None	None None	None None	None None	None None	None None
Brian Matsun Treasurer and a Director	None None	None None	None None	None None	None None	None None	None None	None None

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The members of our board of directors are not compensated for their services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group:

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Donald Axent Thunder Bay, Ontario, Canada President and Director	Common	3,500,000	28%
William Kosoris Director and Secretary	Common	3,000,000	24%
Brian Matsun Director and Treasurer	None	None	0%
All officers & directors as a group consisting of three people	Common	6,500,000	52%

(1) The percentage of class is based on 12,200,000 shares of common stock outstanding as of November 17, 2009 .

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In December 2007, we issued a total of 6,500,000 shares of restricted common stock to Donald Axent and William Kosoris, our directors in consideration of $6,500.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Item 1. Financial Statements.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED UNAUDITED FINANCIAL STATEMENTS
August 31, 2009
(STATED IN U.S. DOLLARS)

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	1	CONDENSED BALANCE SHEETS AS OF AUGUST 31, 2009 (UNAUDITED) AND FEBRUARY 28, 2009

PAGE	2	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2009 AND 2008, FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO AUGUST 31, 2009 (UNAUDITED)

PAGE	3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO AUGUST 31, 2009 (UNAUDITED)

PAGE	4	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED AUGUST 31, 2009 AND 2008, FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO AUGUST 31, 2009 (UNAUDITED)

PAGES	5-10	NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED BALANCE SHEETS
(STATED IN U.S. DOLLARS)

	August 31,	February 28,
	2009	2009
	(UNAUDITED)

ASSETS
CURRENT ASSETS
Cash	$1,918	$8,469

TOTAL ASSETS	$1,918	$8,469

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$9,256	$4,169
Due to related party	6,150	1,150

TOTAL LIABILITIES	15,406	5,319

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value, 1,000,000 shares
authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 69,000,000 shares
authorized, 12,200,000 shares issued and outstanding	12,200	12,200
Additional paid in capital	59,229	56,229
Accumulated deficit during exploration stage	(84,917)	(65,279)
Total Stockholders’ Equity (Deficiency)	(13,488)	3,150

TOTAL LIABILITIES AND STOCKHOLDERS’	$1,918	$8,469
EQUITY (DEFICIENCY)

See accompanying notes to condensed unaudited financial statements

1

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(STATED IN U.S. DOLLARS)
(UNAUDITED)

	For the Three	For the Three	For the Six	For the Six	For the Period
	Months	Months	Months	Months	From August
	Ended	Ended	Ended	Ended	21, 2007
	August 31,	August 31,	August 31,	August 31,	(Inception) to
	2009	2008	2009	2008	August 31, 2009
OPERATING EXPENSES
Accounting and auditing fees	$5,861	$5,175	$11,745	$12,441	$38,500
Consulting fees	-	-	-	-	5,000
Exploration costs and	1,300	836	1,300	836	12,636
expenses
General and administrative	1,578	47	3,102	87	10,977
Listing and filing fees	873	1,589	991	1,589	6,379
Legal fees	2,500	2,475	2,500	2,475	11,425
Total Operating Expenses	12,112	10,122	19,638	17,428	84,917

LOSS FROM	(12,112)	(10,122)	(19,638)	(17,428)	(84,917)
OPERATIONS

NET LOSS BEFORE
PROVISION FOR INCOME	(12,112)	(10,122)	(19,638)	(17,428)	(84,917)
TAXES

Provision for Income Taxes	-	-	-	-	-

NET LOSS	$(12,112)	$(10,122)	(19,638)	(17,428)	$(84,917)

Net loss per share - basic and	(0.00)	(0.00)	(0.00)	(0.00)
diluted

Weighted average number of
shares outstanding during the
period – basic and diluted	12,200,000	12,200,000	12,200,000	12,200,000

See accompanying notes to the condensed unudited Financial Statements

2

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO AUGUST 31, 2009
(STATED IN U.S. DOLLARS)
(UNAUDITED)

						Accumulated
					Additional	Deficit During
	Preferred Stock		Common Stock		Paid-In	Exploration
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued
to founders for cash
($0.001 per share)	-	$-	6,500,000	$6,500	$-	$-	$6,500

Common stock issued
for cash ($0.01 per	-
share)		-	5,700,000	5,700	51,300	-	57,000

Discount on sale of
common stock	-	-	-	-	(1,071)	-	(1,071)

Net loss for the period
from August 21, 2007
(inception) to February	-
29, 2008		-	-	-	-	(13,196)	(13,196)

Balance, February 29,	-
2008		-	12,200,000	12,200	50,229	(13,196)	49,233

In-kind contribution of
services	-	-	-	-	6,000	-	6,000

Net loss for the year	-	-	-	-	-	(52,083)	(52,083)

BALANCE,
FEBRUARY 28, 2009	-	-	12,200,000	12,200	56,229	(65,279)	3,150

In-kind contribution of
services	-	-	-	-	3,000	-	3,000

Net loss for the period	-	-	-	-	-	(19,638)	(19,638)
BALANCE, AUGUST
31, 2009	-	$-	12,200,000	$12,200	$59,229	$(84,917)	$(13,488)

See accompanying notes to the condensed unaudited Financial Statements.

3

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(STATED IN U.S. DOLLARS)
(UNAUDITED)

	For the Six	For the Six	For the Period
	Months Ended	Months Ended	From August 21,
	August 31,	August 31,	2007 (Inception)
	2009	2008	to August 31,
			2009
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss for the period	$(19,638)	$(17,428)	$(84,917)
In-kind contribution of services	3,000	-	9,000
Changes in operating activities
Prepaid expenses	-	(2,525)	-
Accounts payable and accrued
expenses	5,087	(362)	9,256
Due to related party	5,000	-	6,150
Net Cash Used in Operating
Activities	(6,551)	(20,315)	(60,511)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Issuance of common shares	-	-	62,429
Net Cash Provided By Financing
Activities	-	-	62,429

NET INCREASE (DECREASE) IN
CASH	(6,551)	(20,315)	1,918

CASH AT BEGINNING OF PERIOD	8,469	53,683	-

CASH AT END OF PERIOD	$1,918	$33,368	$1,918

Cash paid for interest		$-	$-
Cash paid for taxes		$-	$-

See accompanying notes to the condensed unaudited Financial Statements.

4

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Supatcha Resources Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on August 21, 2007. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties.

(B) Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D) Mineral Property

Pursuant to Statement of Financial Accounting Standards (SFAS) No. 144, the recoverability of the acquisition costs associated with the purchase of mineral rights presumes to be insupportable prior to determining the existence of a commercially minable deposit and have to be expensed. As of August 31, 2009, the Company had expensed $12,636 related to the mineral rights acquisition and exploration costs since inception.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by SFAS No. 128, “Earnings Per Share.” As of August 31, 2009 and August 31, 2008, there were no common share equivalents outstanding.

5

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

(F) Foreign Currency Translation

In accordance with SFAS 52 "Foreign Currency Translation", the Company has determined that its functional currency is the United States Dollar.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(I) Cash and Cash Equivalents

Cash and cash equivalents are highly liquid investments, such as term deposits with major financial institutions, having a maturity of three months or less at acquisition, that are readily convertible to contracted amounts of cash.

(J) Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of this statement did not have a material effect on the Company’s financial statements.

6

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168 “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative nongovernmental U.S. generally accepted accounting principles. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Company is evaluating the impact the adoption of SFAS 168 will have on its financial statements.

NOTE 2	MINERAL PROPERTY

Bonanza Property

Pursuant to a mineral property purchase and sale agreement dated October 22, 2007, the Company acquired a 100% interest in the 9 Units Mineral Claim, known as the Bonanza Mineral Claim, located in the Greenwood Mining Division of British Columbia, Canada, for a purchase price of $6,500. As of August 31, 2009, the Company incurred $12,636 of exploration

7

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

expenditures since inception. Pursuant to SFAS No. 144, the recoverability of the acquisition costs associated with the purchase of mineral rights presumes to be insupportable prior to determining the existence of a commercially minable deposit and have to be expensed.

NOTE 3	STOCKHOLDERS’ EQUITY

On October 15, 2007, the Company issued 6,500,000 shares of common stock at par value to its founders for cash of $6,500 ($0.001 par value per share).

On December 12, 2007, the Company issued 5,700,000 shares of common stock for cash of $57,000. The discount of $1,071 on sale of shares was recognized due to currency rate fluctuations.

As of August 31, 2009, the Company’s President contributed rent and administrative expenses with a fair value of $9,000 to the Company since inception (See Note 4).

NOTE 4	RELATED PARTY

As of August 31, 2009, the Company’s President paid expenditures of $1,150 on behalf of the Company since inception. This amount is unsecured, bears no interest and is due on demand.

As of August 31, 2009, the Company’s President contributed rent and administrative expenses with a fair value of $9,000 to the Company since inception (See Note 3).

During the period ended August 31, 2009 the Company’s President loaned the Company $5,000. This amount is unsecured, bears no interest and is due on demand.

NOTE 5	CONCENTRATION OF CREDIT RISK

Cash includes deposits at Canadian financial institutions in US currency which is not covered by either the US FDIC limits or the Canadian CDI limits and therefore the entire cash balance of $1,918 is uninsured. The company has placed its cash in a high credit quality financial institution.

NOTE 6	GOING CONCERN

The accompanying financial statements included herein have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has accumulated a deficit of $84,917 and has used cash from operations of $60,511 since inception, has yet to achieve profitable operations and further losses

8

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS
AUGUST 31, 2009
(STATED IN U.S. DOLLARS)

are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

NOTE 7	SUBSEQUENT EVENT

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 13, 2009, the date the financial statements were issued.

9

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
FINANCIAL STATEMENTS
FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	1-2	REPORT OF INDEPENDENT ACCOUNTING FIRMS

PAGE	3	BALANCE SHEETS AS OF FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

PAGE	4	STATEMENTS OF OPERATIONS FOR THE YEAR ENDED FEBRUARY 28, 2009, FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO FEBRUARY 29, 2008, AND FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO FEBRUARY 28, 2009

PAGE	5	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO FEBRUARY 28, 2009

PAGE	6	STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED FEBRUARY 28, 2009, FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO FEBRUARY 29, 2008, AND FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO FEBRUARY 28, 2009

PAGES	7-11	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Supatcha Resources, Inc.

We have audited the accompanying balance sheet of Supatcha Resources, Inc. (an exploration stage company) as of February 29, 2008, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from August 21, 2007 (Inception) through February 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supatcha Resources, Inc. (an exploration stage company) as of February 29, 2008, and the results of its operations, changes in stockholders' equity and cash flows for the period from August 21, 2007 (Inception) through February 29, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred a loss from operations and it is dependent on future exploration and development activities to generate a source of revenues. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 28, 2008

Oklahoma City, Oklahoma

Murrell, Hall, McIntosh & Co., PLLP · Certified Public Accountants
N.W. Expressway Suite 700E · Oklahoma City, OK 73112 · 405.842.4420 · F. 405.842.3776 · www.mhmcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated May 22, 2009 relating to the February 28, 2009 financial statements of Supatcha Resources, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 30, 2009

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(STATED IN U.S. DOLLARS)

	February 28,	February 29,
	2009	2008

ASSETS
CURRENT ASSETS
Cash	$8,469	$53,683

TOTAL ASSETS	$8,469	$53,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,169	$3,300
Due to related party	1,150	1,150

TOTAL LIABILITIES	5,319	4,450

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares
authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 69,000,000 shares
authorized, 12,200,000 shares issued and outstanding	12,200	12,200
Additional paid in capital	56,229	50,229
Accumulated deficit during exploration stage	(65,279)	(13,196)
Total Stockholders’ Equity	3,150	49,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,469	$53,683

See accompanying notes to Audited financial statements

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(STATED IN U.S. DOLLARS)

		For the Period From	For the Period From
	For the	August 21, 2007	August 21, 2007
	Year Ended	(Inception) to	(Inception) to
	February 28, 2009	February 29, 2008	February 28, 2009
OPERATING EXPENSES
Accounting and auditing fees	$23,456	$3,300	$26,756
Consulting fees	5,000	-	5,000
Exploration costs and	2,336	9,000	11,336
expenses
General and administrative	7,628	246	7,874
Listing and filing fees	4,738	650	5,388
Legal fees	8,925	-	8,925
Total Operating Expenses	52,083	13,196	65,279

LOSS FROM OPERATIONS	(52,083)	(13,196)	(65,279)

NET LOSS BEFORE
PROVISION FOR INCOME	(52,083)	(13,196)	(65,279)
TAXES

Provision for Income Taxes	-	-	-

NET LOSS	$(52,083)	$(13,196)	$(65,279)

Net loss per share - basic and diluted	(0.00)	(0.00)

Weighted average number of
shares outstanding during the
period – basic and diluted	12,200,000	6,389,005

See accompanying notes to the Audited Financial Statements

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 21, 2007 (INCEPTION) TO FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

						Accumulated
					Additional	Deficit During
	Preferred Stock		Common Stock		Paid-In	Exploration
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued
to founders for cash
($0.001 per share)	-	$-	6,500,000	$6,500	$-	$-	$6,500

Common stock issued
for cash ($0.01 per	-
share)		-	5,700,000	5,700	51,300	-	57,000

Discount on sale of
common stock	-	-	-	-	(1,071)	-	(1,071)

Net loss for the period
from August 21, 2007
(inception) to February	-
29, 2008		-	-	-	-	(13,196)	(13,196)

Balance, February 29,	-
2008		-	12,200,000	12,200	50,229	(13,196)	49,233

In-kind contribution of
services	-	-	-	-	6,000	-	6,000

Net loss for the year	-	-	-	-	-	(52,083)	(52,083)

BALANCE,
FEBRUARY 28, 2009	-	$-	12,200,000	$12,200	$56,229	$(65,279)	$3,150

See accompanying notes to the Audited Financial Statements.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)
(STATED IN U.S. DOLLARS)

		For the Period	For the Period
		From August	From August
	For the Year	21, 2007	21, 2007
	Ended	(Inception) to	(Inception) to
	February 28,	February 29,	February 28,
	2009	2008	2009
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss for the period	$(52,083)	$(13,196)	$(65,279)
In-kind contribution of services	6,000	-	6,000
Changes in operating activities
Accounts payable and accrued expenses	869	3,300	4,169
Due to related party	-	1,150	1,150
Net Cash Used in Operating Activities
	(45,214)	(8,746)	(53,960)

CASH FLOWS FROM FINANCING
ACTIVITIES:
Issuance of common shares	-	62,429	62,429
Net Cash Provided By Financing Activities	-	62,429	62,429

NET INCREASE (DECREASE) IN CASH	(45,214)	53,683	8,469

CASH AT BEGINNING OF PERIOD	53,683	-	-

CASH AT END OF PERIOD	$8,469	$53,683	$8,469

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to the Audited Financial Statements.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO AUDITED FINANCIAL STATEMENTS
FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Supatcha Resources Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on August 21, 2007. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) Mineral Property

Pursuant to Statement of Financial Accounting Standards (SFAS) No. 144, the recoverability of the acquisition costs associated with the purchase of mineral rights presumes to be insupportable prior to determining the existence of a commercially minable deposit and have to be expensed. As of February 28, 2009, the Company had expensed $11,336 related to the mineral rights acquisition and exploration costs.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by SFAS No. 128, “Earnings Per Share.” As of February 28, 2009 and February 29, 2008, there were no common share equivalents outstanding.

(E) Foreign Currency Translation

In accordance with SFAS 52 "Foreign Currency Translation", the Company has determined that its functional currency is the United States Dollar.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO AUDITED FINANCIAL STATEMENTS
FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

(G) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of February 28, 2009 and February 29, 2008, the Company has a net operating loss carryforward of approximately $59,279 and $13,196 respectively, available to offset future taxable income through 2029. The valuation allowance at February 28, 2009 and February 29, 2008 was $20,155 and $4,487, respectively. The net change in the valuation allowance for the year ended February 28, 2009 was an increase of $15,668.

(H) Cash and Cash Equivalents

Cash and cash equivalents are highly liquid investments, such as term deposits with major financial institutions, having a maturity of three months or less at acquisition, that are readily convertible to contracted amounts of cash.

(I) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board, or FASB, issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value; and entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO AUDITED FINANCIAL STATEMENTS
FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

(I) Recent Accounting Pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.” This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS No. 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The Company is currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS No. 162 is effective 60 days following the SEC’s approval of Public Company Oversight Board, or PCAOB, Auditing Standards No. 6, “Evaluating Consistency of Financial Statements (AS/6).” The adoption of SFAS No. 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises.” This results in inconsistencies in the recognition and measurement of claim liabilities. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the statement will improve the quality of information provided to users of financial statements. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of SFAS No. 163 is not expected to have a material impact on the Company’s financial position.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
|NOTES TO AUDITED FINANCIAL STATEMENTS
FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

NOTE 2	MINERAL PROPERTY

Bonanza Property

Pursuant to a mineral property purchase and sale agreement dated October 22, 2007, the Company acquired a 100% interest in the 9 Units Mineral Claim, known as the Bonanza Mineral Claim, located in the Greenwood Mining Division of British Columbia, Canada, for a purchase price of $6,500. As of February 28, 2009, the Company incurred $11,336 of exploration expenditures. Pursuant to SFAS No. 144, the recoverability of the acquisition costs associated with the purchase of mineral rights presumes to be insupportable prior to determining the existence of a commercially minable deposit and have to be expensed.

NOTE 3	STOCKHOLDERS’ EQUITY

On October 15, 2007, the Company issued 6,500,000 shares of common stock at par value to its founders for cash of $6,500 ($0.001 par value per share).

On December 12, 2007, the Company issued 5,700,000 shares of common stock for cash of $57,000. The discount of $1,071 on sale of shares was recognized due to currency rate fluctuations.

As of February 28, 2009, the Company’s President contributed rent and administrative expenses with a fair value of $6,000 to the Company (See Note 4).

NOTE 4	RELATED PARTY

As of February 28, 2009, the Company’s President paid expenditures of $1,150 on behalf of the Company. This amount is unsecured, bears no interest and is due on demand.

As of February 28, 2009, the Company’s President contributed rent and administrative expenses with a fair value of $6,000 to the Company (See Note 3).

NOTE 5	CONCENTRATION OF CREDIT RISK

Cash includes deposits at Canadian financial institutions in US currency which is not covered by either the US FDIC limits or the Canadian CDI limits and therefore the entire cash balance of $8,469 is uninsured. The company has placed its cash in a high credit quality financial institution.

SUPATCHA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO AUDITED FINANCIAL STATEMENTS
FEBRUARY 28, 2009
(STATED IN U.S. DOLLARS)

NOTE 6	GOING CONCERN

The accompanying financial statements included herein have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has accumulated a deficit of $65,279 and has used cash from operations of $53,960 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

SUPATCHA RESOURCES INC.

5,700,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: November __, 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.24
Transfer Agent Fee	$3,000
Listing & Filing Fees	$650
Exploration Costs & Expenses	$9,000
General and Administrative	$286.00
Accounting & Auditing fees	$12,129.00
Legal fees and expenses

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities..

On October 15, 2007, we issued 6,500,000 shares of common stock to, to our President and Secretary in consideration of $0.001 per share or a total of $6,500. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2007, we issued 5,700,000 shares of common stock to forty individuals in consideration of $0.01 per share or a total of $57,000. The 5,700,000 shares so issued are being registered in this offering. The foregoing 5,700,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Shumaila KShan	100,000
Attiyai Bushra	100,000
Farida Iffat Rizwan
100,000	0.81%
Bushra Sayal	100,000
Jordan QueyQuep	200,000
Leonel Tinoco	120,000
Dur-E-Aden Awan	200,000
Waqas Taimor	200,000
Tynisia Roach	150,000
Rajnish Bhatia	100,000
Hamid Latif Bhatti	150,000
Nasreen Ahmad	150,000
Amtul Raif	150,000
Shivali Makol	120,000
Farhat Jamal Chaudry	120,000
Nighat Ahmad	120,000
Abdirizak Gabaire	150,000
Christopher Johnson	200,000
Tony Avelar	200,000
Diana Yau	120,000
Maryan Haashi Haayow	150,000
Isadore Johnson	150,000
Rabia Ahmed	100,000
Shaun Jamieson	150,000
Deyon Woon	120,000
Tracey Nicole Walker	120,000
Frank Pucciano	200,000
Fatuma Ismail Elmi	120,000
Lorraine Khan	200,000
Wayne Lalor	120,000
Addison Khan	200,000
Patrick Boodram	150,000
Nesha Khan	200,000
Klimentini Dimakos	200,000
Alan Henry	150,000
Mario Boulanger	100,000
Theo Grootelaar	100,000

MacKenzie Holmwood	120,000
Mathew Kaustinen	100,000
Irene Grootelaar	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT
NUMBER
3.1	Articles of Incorporation *
3.2	By-Laws *
3.3	Charter*
5.1	Opinion of Anslow & Jaclin, LLP (filed herewith)
10.1	Bonanza Claim Purchase and Sale Agreement**
10.2	Geologist Report *
10.3	Geologist Consent**
23.1	Consent of Webb & Company, P.A. (filed herewith)
23.2	Consent of Murrell, Hall, McIntosh & Co., PLLP (filed herewith)
23.3	Consent of Counsel, as in Exhibit 5.1

* Incorporated by reference to Form S-1 filed on September 2, 2008

** Incorporated by reference to Form S-1 filed on November 26, 2008

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Thunder Bay , Ontario, Canada, on this 25th day of November, 2009 .

SUPATCHA RESOURCES INC.

BY: /s/ DONALD AXENT
Donald Axent, President, Chief Executive Officer,
and Director

BY: /s/ WILLIAM KOSORIS
William Kosoris, Secretary and Director

BY: /s/ BRIAN MATSUN
Brian Matsun, Treasurer, Principal Financial Officer,
Principal Accounting Officer and Director